                       SECURITIES EXCHANGE AND COMMISSION

                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  September 16, 1999



                      Terayon Communication Systems, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


            000-24647                                    77-0328533
      (Commission File No.)                 (I.R.S. Employer Identification No.)

                             2952 Bunker Hill Lane
                             Santa Clara, CA 95054
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (408) 727-4400

Item 2.   Acquisition or Disposition of Assets.

     On September 16, 1999 (the "Closing Date"), the registrant, Terayon Communication Systems, Inc. ("Terayon"), acquired Imedia Corporation ("Imedia"), pursuant to an Agreement and Plan of Merger and Reorganization (the "Agreement") adopted by Terayon, Imedia and a wholly-owned merger subsidiary of Terayon ("Merger Sub") dated July 15, 1999 (the "Merger"). Under the Agreement, Merger Sub was merged with and into Imedia, with Imedia as the surviving corporation. As a result of the Merger, Imedia became a wholly-owned subsidiary of Terayon on September 16, 1999 (the "Effective Time").

     Imedia develops, markets and sells products to cable and satellite operators that enable them to tailor their digital programming to local demographics. Imedia's products also help cable and satellite operators maximize bandwidth and manage video-on-demand channels.

     Upon consummation of the Merger at the Effective Time, all outstanding shares of Imedia common stock were automatically canceled. As consideration for the Merger, the former shareholders of Imedia are entitled to receive shares of Terayon common stock in varying amounts in a series of three stock payments as described in detail in the Agreement attached hereto as Exhibit 2.1. Under the Agreement, the last of these stock payments will occur on or before the 18-month anniversary of the Closing Date. The aggregate number of shares of Terayon common stock to be issued pursuant to the Agreement will depend, among other things, on the performance of Terayon's common stock over the period during which the stock payments are made, but in no event shall the aggregate number of shares of Terayon common stock issued pursuant to these three stock payments exceed three million (3,000,000) shares (adjusted for any splits, combinations, stock dividends and the like). The Agreement also provides for the payment by Terayon of certain Additional Consideration to the former shareholders of Imedia in the form of cash or additional shares of Terayon common stock (at Terayon's option) in the event that certain pricing conditions relative to the Merger are satisfied.

     The total value of the consideration that will be ultimately be paid to the former shareholders of Imedia in connection with the Merger, as measured by certain valuation formulae set forth in the Agreement and based upon an average of the price of Terayon common stock as reported on the Nasdaq National Market, is not to exceed ninety-nine million dollars ($99,000,000) nor is it to fall below sixty-nine million dollars ($69,000,000).

     The Merger is intended to qualify for "purchase" accounting treatment under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and the related published interpretations of the AICPA, the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits.

     a. The financial statements required by this Item will be filed by amendment no later than 60 days after the date of this report.

     b. The pro forma financial statements required by this Item will be filed by amendment no later than 60 days after this report.

     c. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

    Exhibit Number      Exhibit

          2.1 Agreement and Plan of Merger, dated as of July 15, 1999, among Terayon Communication Systems, Inc., Cherry Acquisition Corp. and Imedia Corporation.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         Terayon Communication Systems, Inc.


Dated:  October 1, 1999                  By: /s/ Ray M. Fritz
                                             -----------------
                                             Ray M. Fritz
                                             Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit
Number    Description
-------   ------------
2.1 Agreement and Plan of Merger, dated as of July 15, 1999, among Terayon Communication Systems, Inc., Cherry Acquisition Corp. and Imedia Corporation.